Exhibit 2.2

===============================================================================








                              AMENDED AND RESTATED


                           EMPLOYEE MATTERS AGREEMENT


                                 by and between


                       ROCKWELL INTERNATIONAL CORPORATION


                                       and


                             CONEXANT SYSTEMS, INC.








===============================================================================


                                December 31, 1998


===============================================================================

                                TABLE OF CONTENTS

                                                                          Page


ARTICLE I DEFINITIONS.......................................................1

     Section 1.01  General..................................................1

ARTICLE II EMPLOYEES........................................................9

     Section 2.01  Employees................................................9
     Section 2.02  Collective Bargaining Agreements........................10

ARTICLE III PENSION PLANS..................................................12

     Section 3.01  Rockwell Pension Plan...................................12
     Section 3.02  Conexant Newport Beach Pension
                     Plan..................................................12
     Section 3.03  U.S. Nonqualified Pension Plans.........................14
     Section 3.04  Conexant VERP...........................................14
     Section 3.05  U.K. Pension Plan.......................................15
     Section 3.06  German Stand-Alone Pension Plan.........................16

ARTICLE IV SAVINGS PLANS...................................................16

     Section 4.01  U.S. Savings Plan.......................................16
     Section 4.02  Newport Beach Savings Plan..............................18
     Section 4.03  Rockwell El Paso Savings Sub-Plan.......................19
     Section 4.04  Nonqualified Savings Plans..............................20

ARTICLE V STOCK PLANS......................................................21

     Section 5.01  Stock Plans.............................................21

ARTICLE VI OTHER EMPLOYEE PLANS AND MATTERS................................23

     Section 6.01  Welfare Plans...........................................23
     Section 6.02  Long-Term Incentive Plan and
                    Incentive Compensation Plans...........................25
     Section 6.03  Deferred Compensation Plans.............................26
     Section 6.04  Severance Pay...........................................26
     Section 6.05  Employment, Consulting and Other
                    Employee Related Agreements............................27
     Section 6.06  Rockwell VEBA and CLIR Fund.............................28
     Section 6.07  Other Liabilities.......................................28

ARTICLE VII MISCELLANEOUS..................................................29

     Section 7.01  Indemnification.........................................29
     Section 7.02  Sharing of Information..................................29
     Section 7.03  Entire Agreement; Construction..........................29
     Section 7.04  Survival of Agreements..................................30
     Section 7.05  Governing Law...........................................30
     Section 7.06  Notices.................................................30
     Section 7.07  Amendments..............................................30
     Section 7.08  Assignment..............................................30
     Section 7.09  Captions; Currency......................................31
     Section 7.10  Severability............................................31
     Section 7.11  Parties in Interest.....................................31
     Section 7.12  Schedules...............................................31
     Section 7.13  Termination.............................................32
     Section 7.14  Change of Name..........................................32
     Section 7.15  Waivers; Remedies.......................................32
     Section 7.16  Counterparts............................................32
     Section 7.17  Performance.............................................33




                                    SCHEDULES


Schedule 2.01         -    Certain Conexant Employees
Schedule 2.02(a)      -    Conexant Collective Bargaining
                           Agreements

                              AMENDED AND RESTATED
                           EMPLOYEE MATTERS AGREEMENT


         AMENDED AND RESTATED EMPLOYEE MATTERS AGREEMENT (this "Agreement"), dated as of December 31, 1998, by and between ROCKWELL INTERNATIONAL CORPORATION, a Delaware corporation ("Rockwell"), and CONEXANT SYSTEMS, INC., a Delaware corporation and, as of the date hereof, a wholly-owned subsidiary of Rockwell (the "Company").

         WHEREAS, the Rockwell Board has determined that it is appropriate and desirable to distribute all outstanding shares of Conexant Common Stock on a pro rata basis to the holders of Rockwell Common Stock (the "Distribution"); and

         WHEREAS, Rockwell and the Company are entering into a Distribution Agreement dated as of the date hereof (the "Distribution Agreement") which, among other things, sets forth the principal corporate transactions required to effect the Distribution and certain other agreements that will govern certain matters relating to the Distribution; and

         WHEREAS, in connection with the Distribution, Rockwell and the Company have determined that it is appropriate and desirable to provide for the allocation of certain assets and liabilities and certain other matters relating to employees, employee benefit plans and compensation arrangements;

         NOW, THEREFORE, in consideration of the premises and of the respective agreements and covenants contained in this Agreement, the parties hereby agree as follows:



                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01 General. Capitalized terms used in this Agreement but not defined herein (other than the names of employee benefit plans) shall have the meanings ascribed to such terms in the Distribution Agreement. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Average Price of Conexant Common Stock" means the average of the daily closing prices per share of Conexant Common Stock as reported on Nasdaq for the five consecutive Nasdaq trading days ending on and including the Distribution Date (the "Nasdaq Pre-Distribution Period"), assuming that "when-issued" trading in Conexant Common Stock occurs during the Nasdaq Pre-Distribution Period in daily volume of not less than 1,000 shares (and if on any day (a "Conexant Excluded Day") during the Nasdaq Pre-Distribution Period (i) such trading does not occur in such volume or (ii) such day is a Rockwell Excluded Day, then trading on each Conexant Excluded Day shall not be considered and trading on up to five Substitute Nasdaq Trading Days shall be included so that a total of five trading days are included in the averaging period); provided, that if the Committee shall determine on or before 2:00 p.m. (New York City time) on the first Nasdaq trading day following the Distribution Date that, notwithstanding satisfaction of the 1,000 share per day minimum trading volume requirement, "when-issued" trading on one or more days during the Nasdaq Pre-Distribution Period does not fairly represent the value of Conexant Common Stock, then each such day so determined shall be treated as a Conexant Excluded Day, trading on each Conexant Excluded Day shall not be considered and trading on up to five Substitute Nasdaq Trading Days shall be included so that a total of five trading days are included in the averaging period.

         "Committee" means the committee appointed by the Rockwell Board on December 2, 1998 for certain purposes, including in respect of the option adjustments provided for in this Agreement.

         "Conexant Employee" means any individual who, as of the Time of Distribution, (i) will be employed by a member of the Semiconductor Group pursuant to Section 2.01 or (ii) is a director of Conexant who is not also a director of Rockwell.

         "Conexant Former Employee" means any individual who was, at any time prior to the Time of Distribution, employed by any member of the Pre-Distribution Group, who is not as of the Time of Distribution a Rockwell Employee or a Conexant Employee, and whose most recent active employment with such member of the Pre-Distribution Group was with the Semiconductor Business.

         "Conexant Newport Beach Pension Plan" shall have the meaning ascribed thereto in Section 3.02(a).

         "Conexant Newport Beach Savings Plan" shall have the meaning ascribed thereto in Section 4.02(a).

         "Conexant Option" means an option to purchase from the Company shares of Conexant Common Stock provided to a holder of a Rockwell Option pursuant to
Section 5.01.

         "Conexant Option Ratio" means the amount obtained by dividing (i) the Average Price of Conexant Common Stock by (ii) the Pre-Distribution Average Price of Rockwell Common Stock.

         "Conexant Option Spread" means (i) with respect to any Conexant Option received by a holder of a Rockwell Split Option pursuant to Section 5.01(b) that is not subject to Section 5.01(c), the Pre-Distribution Rockwell Option Spread of the corresponding Rockwell Split Option minus the Ex-Distribution Rockwell Option Spread of such Rockwell Split Option or (ii) with respect to any Conexant Option received by a holder of a Rockwell Split Option pursuant to Section 5.01(b) that is subject to the provisions of Section 5.01(c), (A) the Average Price of Conexant Common Stock minus $1.00, multiplied by (B) the number of shares of Conexant Common Stock subject to such Conexant Option.

         "Conexant Participants" means Conexant Employees, Conexant Former Employees and their respective beneficiaries.

         "Conexant Savings Plan" shall have the meaning ascribed thereto in
Section 4.01(a).

         "Conexant Welfare Plans" shall have the meaning ascribed thereto in
Section 6.01(a).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor legislation.


         "Ex-Distribution Average Price of Rockwell Common Stock" means the average of the daily closing prices per share of Rockwell Common Stock trading on an "ex-distribution when-issued" basis as reported on the NYSE Composite Transactions reporting system for the five consecutive NYSE trading days ending on and including the Distribution Date (the "NYSE Pre-Distribution Period"), assuming that "ex-distribution when-issued" trading in Rockwell Common Stock occurs during the NYSE Pre-Distribution Period in daily volume of not less than 1,000 shares (and if on any day (a "Rockwell Excluded Day") during the NYSE Pre-Distribution Period (i) such trading does not occur in such volume or (ii) such day is a Conexant Excluded Day, then trading on each Rockwell Excluded Day shall not be considered and trading on up to five Substitute NYSE Trading Days shall be included so that a total of five trading days are included in the averaging period); provided, that if the Committee shall determine on or before 2:00 p.m. (New York City time) on the first NYSE trading day following the Distribution Date that, notwithstanding satisfaction of the 1,000 share per day minimum trading volume requirement, "ex-distribution when-issued" trading on one or more days during the NYSE Pre-Distribution Period does not fairly represent the value of Rockwell Common Stock (excluding the value of the Conexant Common Stock to be distributed in respect thereof), then each such day so determined shall be treated as a Rockwell Excluded Day, trading on each Rockwell Excluded Day shall not be considered and trading on up to five Substitute NYSE Trading Days shall be included so that a total of five trading days are included in the averaging period.


         "Ex-Distribution Rockwell Option Spread" means, (i) with respect to any Rockwell Split Option (after its being adjusted pursuant to Section 5.01(b)) that is not subject to Section 5.01(c), (A) the Ex-Distribution Average Price of Rockwell Common Stock minus the per-share exercise price of such adjusted Rockwell Split Option, multiplied by (B) the number of shares of Rockwell Common Stock subject to such Rockwell Split Option or (ii) with respect to any Rockwell Split Option that is subject to Section 5.01(c), the Pre-Distribution Rockwell Option Spread of the Rockwell Split Option minus the Conexant Option Spread of the corresponding Conexant Option.

         "German Stand-Alone Pension Plan" shall have the meaning ascribed thereto in Section 3.06.

         "Incentive Compensation Plan" means the Rockwell International Corporation Incentive Compensation Plan, as amended through the Distribution Date.

         "LTIP" shall have the meaning ascribed thereto in Section 6.02.

         "Nasdaq" means the Nasdaq Stock Market, Inc. National Market System.

         "NYSE" means the New York Stock Exchange.

         "Pre-Distribution Average Price of Rockwell Common Stock" means the average of the daily closing prices per share of Rockwell Common Stock trading on a "regular way" basis (i.e., including the value of the Conexant Common Stock to be distributed in respect thereof) as reported on the NYSE Composite Transactions reporting system for the NYSE Pre-Distribution Period; provided, that if any day during such period (an "Old Rockwell Excluded Day") is either a Conexant Excluded Day or a Rockwell Excluded Day, then trading on such Old Rockwell Excluded Day shall not be considered and trading on up to five Substitute Old Rockwell Trading Days shall be included so that a total of five trading days are included in the averaging period.

         "Pre-Distribution Rockwell Option Spread" means, with respect to any Rockwell Split Option (prior to its being adjusted pursuant to Section 5.01(b) or 5.01(c)), (i) the Pre-Distribution Average Price of Rockwell Common Stock minus the per-share exercise price of such unadjusted Rockwell Split Option, multiplied by (ii) the number of shares of Rockwell Common Stock subject to such Rockwell Split Option.

         "Rockwell CLIR Fund" shall have the meaning ascribed thereto in Section 6.06(a).

         "Rockwell Deferred Compensation Plan" shall have the meaning ascribed thereto in Section 6.03.

         "Rockwell El Paso Savings Sub-Plan" means Sub-Plan 153 of the Rockwell Retirement Savings Plan - Plan No. 133, as amended through the Distribution Date, covering El Paso Employees.

         "Rockwell Employee" means any individual who will be employed by a member of the Rockwell Group as of the Time of Distribution pursuant to Section 2.01.

         "Rockwell Former Employee" means any individual who was, at any time prior to the Time of Distribution, employed by any member of the Pre-Distribution Group, who is not as of the Time of Distribution a Rockwell Employee or a Conexant Employee, and whose most recent active employment with a member of the Pre-Distribution Group was with a business other than the Semiconductor Business.

         "Rockwell Newport Beach Pension Sub-Plan" means Sub-Plan 30, the Collins Radio Retirement Plan for Production Employees, of the Rockwell Pension Plan, as amended through the Distribution Date, covering members of the International Brotherhood of Electrical Workers, Local 2295 in Newport Beach.

         "Rockwell Newport Beach Savings Sub-Plan" means Sub-Plan 150 of the Rockwell Retirement Savings Plan - Plan No. 133, as amended through the Distribution Date, covering members of the International Brotherhood of Electrical Workers, Local 2295 in Newport Beach.

         "Rockwell Nonqualified Pension Plans" shall have the meaning ascribed thereto in Section 3.04.

         "Rockwell Nonqualified Savings Plans" shall have the meaning ascribed thereto in Section 4.04.

         "Rockwell Option" means an option to purchase from Rockwell shares of Rockwell Common Stock granted pursuant to one of the Rockwell Stock Plans.

         "Rockwell Option Ratio" means the amount obtained by dividing (i) the Ex-Distribution Average Price of Rockwell Common Stock by (ii) the Pre-Distribution Average Price of Rockwell Common Stock.

         "Rockwell Participants" means Rockwell Employees, Rockwell Former Employees and their respective beneficiaries.

         "Rockwell Pension Plan" means the Rockwell International Corporation Retirement Plan for Eligible Employees, as amended through the Distribution Date. The Rockwell Pension Plan shall include, without limitation, each of the following subplans thereof, in each case, as amended through the Distribution
Date: (i) the Retirement Plan for Hourly Employees, El Paso Facility, (ii) the Retirement Income Plan for Certain Salaried Employees, (iii) the Salaried Employees'

Retirement Plan - Electronic Operations and (iv) the Rockwell Newport Beach Pension Sub-Plan.

         "Rockwell Savings Plan" means the Rockwell International Corporation Savings Plan, as amended through the Distribution Date.


         "Rockwell Split Option" means a Rockwell Option that was granted between January 1, 1990 and August 31, 1998.

         "Rockwell Stock Plans" means, collectively, the Rockwell 1995 Long-Term Incentives Plan, the Rockwell 1988 Long-Term Incentives Plan and the Rockwell Directors Stock Plan, in each case, as amended through the Distribution Date.

         "Rockwell U.K. Pension Plan" means, collectively, the Rockwell Collins U.K. Pension Scheme and the Rockwell U.K. Executive Plan, in each case, as amended through the Distribution Date.

         "Rockwell Welfare Plans" shall have the meaning ascribed thereto in
Section 6.01(a).

         "Substitute Nasdaq Trading Day" means the first immediately preceding Nasdaq trading day in the five Nasdaq trading day period immediately preceding the Nasdaq Pre-Distribution Period (the "Nasdaq Earlier Period") that is not already a Substitute Nasdaq Trading Day or an Excluded Nasdaq Trading Day (as defined below), assuming that "when-issued" trading in Conexant Common Stock occurs during the Nasdaq Earlier Period in daily volume of not less than 1,000 shares (and if on any day during the Nasdaq Earlier Period (an "Excluded Nasdaq Trading Day") (i) such trading does not occur in such volume or (ii) such day is an Excluded NYSE Trading Day, then trading on that day shall not be considered a Substitute Nasdaq Trading Day and the next immediately preceding Nasdaq trading day in the Nasdaq Earlier Period shall be considered for purposes of this definition); provided, that if the Committee shall determine on or before 2:00 p.m. (New York City time) on the first Nasdaq trading day following the Distribution Date that, notwithstanding satisfaction of the 1,000 share per day minimum trading volume requirement, "when-issued" trading on such Substitute Nasdaq Trading Day does not fairly represent the value of Conexant Common Stock, then each such day so determined shall be treated as an Excluded Nasdaq Trading Day and shall not be considered as a Substitute Nasdaq Trading Day and the next immediately preceding Nasdaq trading day in the Nasdaq Earlier Period shall be considered for purposes of this definition; provided, further, that if there are an insufficient number of Substitute Nasdaq Trading Days available in the Nasdaq Earlier Period for a total of five trading days to be included in the averaging period for the Average Price of Conexant Common Stock, then up to five Nasdaq trading days (as determined by the Committee) immediately following the Distribution Date shall be included as a Substitute Nasdaq Trading Day so that a total of five trading days are included in the averaging period.

         "Substitute NYSE Trading Day" means the first immediately preceding NYSE trading day in the five NYSE trading day period immediately preceding the NYSE Pre-Distribution Period (the "NYSE Earlier Period") that is not already a Substitute NYSE Trading Day or an Excluded NYSE Trading Day (as defined below), assuming that "ex-distribution when-issued" trading in Rockwell Common Stock occurs during the NYSE Earlier Period in daily volume of not less than 1,000 shares (and if on any day during the NYSE Earlier Period (an "Excluded NYSE Trading Day") (i) such trading does not occur in such volume or (ii) such day is an Excluded Nasdaq Trading Day, then trading on that day shall not be considered a Substitute NYSE Trading Day and the next immediately preceding NYSE trading day in the NYSE Earlier Period shall be considered for purposes of this definition); provided, that if the Committee shall determine on or before 2:00 p.m. (New York City time) on the first NYSE trading day following the Distribution Date that, notwithstanding satisfaction of the 1,000 share per day minimum trading volume requirement, "ex-distribution when-issued" trading on such Substitute NYSE Trading Day does not fairly represent the value of Rockwell Common Stock (i.e., without the value of the Conexant Common Stock to be distributed in respect thereof), then each such day so determined shall be treated as an Excluded NYSE Trading Day and shall not be considered as a Substitute NYSE Trading Day and the next immediately preceding NYSE trading day in the NYSE Earlier Period shall be considered for purposes of this definition; provided, further, that if there are an insufficient number of Substitute NYSE Trading Days available in the NYSE Earlier Period for a total of five trading days to be included in the averaging period for the Average Price of Rockwell Common Stock, then up to five NYSE trading days (as determined by the Committee) immediately following the Distribution Date shall be included as a Substitute NYSE Trading Day so that a total of five trading days are included in the averaging period.

         "Substitute Old Rockwell Trading Day" means the first immediately preceding NYSE trading day in the NYSE Earlier Period that is not already a Substitute Old Rockwell Trading Day, an Excluded Nasdaq Trading Day or an Excluded NYSE Trading Day; provided, that if there are an insufficient number of Substitute Old Rockwell Trading Days available in the NYSE Earlier Period for a total of five trading days to be included in the averaging period for the Pre-Distribution Average Price of Rockwell Common Stock, then notwithstanding any other provision of this Agreement up to five NYSE trading days (as determined by the Committee) that would otherwise have been excluded during the NYSE Pre-Distribution Period or the NYSE Earlier Period shall be included as Substitute Old Rockwell Trading Days so that a total of five trading days are included in the averaging period.

         "Welfare Plan" means an employee welfare benefit plan as defined in
Section 3(1) of ERISA, including, without limitation, medical, vision, dental and other health plans, retiree health plans, life insurance plans, retiree life insurance plans, accidental death and dismemberment plans, long-term disability plans and severance pay plans.


                                   ARTICLE II

                                    EMPLOYEES

         Section 2.01 Employees. (a) Each individual (other than those engaged primarily in the businesses of Rockwell and its Subsidiaries (including Rockwell's Electronic Commerce Division, Rockwell's mechanical filters product line and Rockwell Science Center) other than the Semiconductor Business) who is employed by any member of the Company Group immediately prior to the Time of Distribution (including, without limitation, those who are actively employed or on lay-off, leave, short-term or long-term disability or other permitted absence from employment) will continue to be employed by such member of the Company Group as of the Time of Distribution and will be a Conexant Employee. In addition, each individual who is employed by Rockwell or any of its Subsidiaries (other than by members of the Company Group) immediately prior to the Time of Distribution and (x) who is engaged primarily in the Semiconductor Business or
(y) who Rockwell consents to becoming a Conexant Employee, it being understood that Rockwell has granted such consent in respect of individuals identified on the attached Schedule 2.01 (including, in the case of both clauses (x) and (y), those who are actively employed or on lay-off, leave, short-term or long-term disability or other permitted absence from employment) will be employed by a member of the Company Group as of the Time of Distribution and will be a Conexant Employee.

         (b) Each individual (other than those engaged primarily in the Semiconductor Business and those who Rockwell consents to becoming a Conexant Employee) who is employed by any member of the Rockwell Group immediately prior to the Time of Distribution (including, without limitation, those who are actively employed or on lay-off, leave, short-term or long-term disability or other permitted absence from employment) will continue to be employed by a member of the Rockwell Group as of the Time of Distribution and will be a Rockwell Employee. In addition, each individual who is employed by any member of the Company Group immediately prior to the Time of Distribution and who is engaged primarily in businesses of Rockwell and its Subsidiaries (including Rockwell's Electronic Commerce Division, Rockwell's mechanical filters product line and Rockwell Science Center) other than the Semiconductor Business (including those who are actively employed or on lay-off, leave, short-term or long-term disability or other permitted absence from employment) will be employed by a member of the Rockwell Group as of the Time of Distribution and will be a Rockwell Employee.

         (c) Nothing contained in this Section 2.01 is intended to confer upon any employee of the Rockwell Group or the Company Group any right to continued employment after the Distribution Date.

         Section 2.02 Collective Bargaining Agreements. (a) Effective as of the Time of Distribution, the Company will, or will cause one or more Company Subsidiaries to, unconditionally assume or retain (as applicable) all Liabilities (including, without limitation, those relating to wages, hours or other terms and conditions of employment) relating to Conexant Participants under each of the collective bargaining agreements of the Pre-Distribution Group relating to the Semiconductor Business and collateral agreements related thereto, including, without limitation, those listed on Schedule 2.02(a). From and after the Time of Distribution, none of Rockwell, the Rockwell Subsidiaries or their Affiliates will have any Liabilities with respect to Conexant Participants under collective bargaining agreements relating to the Semiconductor Business or collateral agreements relating thereto. Rockwell and the Company will take, or cause to be taken, all such action as may be necessary or appropriate to establish, effective as of the Time of Distribution, the Company or one or more Company Subsidiaries as successors to Rockwell and the Rockwell Subsidiaries as to all rights, duties and Liabilities under, or with respect to, such collective bargaining agreements and collateral agreements.

         (b) Effective as of the Time of Distribution, Rockwell will, or will cause one or more Rockwell Subsidiaries to, unconditionally assume or retain (as applicable) all Liabilities (including, without limitation, those relating to wages, hours or other terms and conditions of employment) relating to Rockwell Participants under each of the collective bargaining agreements of the Pre-Distribution Group relating to businesses of Rockwell and its Subsidiaries other than the Semiconductor Business and collateral agreements related thereto. From and after the Time of Distribution, none of the Company, the Company Subsidiaries or their Affiliates will have any Liabilities with respect to Rockwell Participants under collective bargaining agreements relating to businesses of Rockwell and its Subsidiaries other than the Semiconductor Business or collateral agreements relating thereto. Rockwell and the Company will take, or cause to be taken, all such action as may be necessary or appropriate to establish, effective as of the Time of Distribution, Rockwell or one or more Rockwell Subsidiaries as successors to members of the Company Group as to all rights, duties and Liabilities under, or with respect to, such collective bargaining agreements and collateral agreements.

         (c) Rockwell and the Company will cooperate in engaging in all appropriate negotiations, implementing all appropriate communications, transferring appropriate records and taking all other actions as may be necessary or appropriate to implement the provisions of this Section 2.02.

                                   ARTICLE III

                                  PENSION PLANS

         Section 3.01 Rockwell Pension Plan. (a) Effective as of the Time of Distribution, the Conexant Employees who participated in the Rockwell Pension Plan immediately prior to the Time of Distribution will cease to accrue service credits for benefit, benefit eligibility, vesting, and all other purposes under the Rockwell Pension Plan and will have the right to receive such Conexant Employee's benefit, if any, payable at normal retirement age under the Rockwell Pension Plan accrued as of the Time of Distribution in accordance with the terms of the Rockwell Pension Plan; provided, however, that, effective as of the Time of Distribution, Conexant Employees who participated in the Rockwell Pension Plan immediately prior to the Time of Distribution will have a nonforfeitable right to such benefit, if any, under the Rockwell Pension Plan. Notwithstanding anything to the contrary contained herein, no provision of this Agreement shall be construed to provide any Conexant Employee additional credit for purposes of determining eligibility for any early retirement benefit under the Rockwell Pension Plan. None of the Company or the Company Subsidiaries or the Affiliates of any thereof will have or acquire any interest in or right to any of the assets of the Rockwell Pension Plan, and Rockwell will retain full power and authority with respect to the amendment and termination of the Rockwell Pension Plan and the investment and disposition of assets held in the Rockwell Pension Plan to the extent permitted by law. From and after the Time of Distribution, none of Rockwell or the Rockwell Subsidiaries, the Affiliates of any thereof, the Rockwell Pension Plan or the trust thereunder will have any Liabilities with respect to benefits and entitlements of Conexant Participants under the Rockwell Pension Plan, except with respect to benefits accrued under the Rockwell Pension Plan prior to the Time of Distribution.

         (b) The Company and Rockwell will cooperate in making all appropriate filings required under the Code or ERISA, the regulations thereunder and any other applicable laws, implementing all appropriate communications with participants, exchanging and sharing appropriate records and taking such other actions as may be necessary or appropriate to implement the provisions of this
Section 3.01.

         Section 3.02 Conexant Newport Beach Pension Plan (a) As of the Time of Distribution, the Company will have established, and will cover Conexant Employees who participated in the Rockwell Newport Beach Pension Sub-Plan immediately prior to the Time of Distribution under, a defined benefit pension plan (the "Conexant Newport Beach Pension Plan"), which will be qualified under Section 401(a) of the Code, and will have established a related trust which will be exempt from taxation under Section 501(a) of the Code. The Conexant Newport Beach Pension Plan will be substantially similar in all material respects to the Rockwell Newport Beach Pension Sub-Plan as of the Time of Distribution, and will provide a benefit formula for Conexant Employees which will be substantially similar in all material respects to the benefit formula that the Rockwell Newport Beach Pension Sub-Plan provides as of the Time of Distribution. The Conexant Newport Beach Pension Plan will credit each Conexant Employee for purposes of eligibility to participate, vesting, benefit accruals and all other plan purposes with all service which had been credited to such Conexant Employee for such purposes under the Rockwell Newport Beach Pension Sub-Plan immediately prior to the Time of Distribution (excluding any such service which was not counted under the Rockwell Newport Beach Pension Sub-Plan by operation of its "break in service" rules). Notwithstanding the above, the Conexant Newport Beach Pension Plan will provide that the benefit of each Conexant Employee under the Conexant Newport Beach Pension Plan will be reduced by the amount of the benefit to which the Conexant Employee would be entitled under the Rockwell Newport Beach Pension Sub-Plan if the Conexant Employee commenced receipt of benefits from the Rockwell Newport Beach Pension Sub-Plan at the same time as from the Conexant Newport Beach Pension Plan, based on the Conexant Employee's service and salary history under the Rockwell Newport Beach Pension Sub-Plan at the Time of Distribution. Within 180 days after the Time of Distribution, Rockwell will provide the Company with the following information for each Conexant Employee who was an active participant in the Rockwell Newport Beach Pension Sub-Plan at the Time of Distribution: (i) the amount of the accrued vested benefit payable at normal retirement age from the Rockwell Newport Beach Pension Sub-Plan as of the Time of Distribution and (ii) the years of credited service and vesting service as of the Time of Distribution.

         (b) The parties acknowledge and agree that the provisions of Section
3.01 are applicable to all Conexant Employees who participated in the Rockwell Newport Beach Pension Sub-Plan immediately prior to the Time of Distribution.

         (c) The Company and Rockwell will cooperate in making all appropriate filings required under the Code or ERISA, the regulations thereunder and any other applicable laws, implementing all appropriate communications with participants, exchanging and sharing appropriate records and taking such other actions as may be necessary or appropriate to implement the provisions of this
Section 3.02.

         Section 3.03 U.S. Nonqualified Pension Plans. Rockwell will retain all Liabilities for and will pay when due all benefits accrued as of the Time of Distribution by, and attributable to, Conexant Employees under the Rockwell International Corporation Supplemental Retirement Plan for Highly Compensated Employees and the Rockwell International Corporation Excess Benefit Retirement Plan, in each case, as amended through the Time of Distribution (collectively, the "Rockwell Nonqualified Pension Plans"). Effective as of the Time of Distribution, the Conexant Employees who participated in the Rockwell Nonqualified Pension Plans immediately prior to the Time of Distribution will cease to accrue service credits for benefit, benefit eligibility and all other purposes under the Rockwell Nonqualified Pension Plans and will have the right to receive such Conexant Employee's benefit, if any, payable at normal retirement age under the Rockwell Nonqualified Pension Plans accrued as of the Time of Distribution in accordance with the terms of the Rockwell Nonqualified Pension Plans. Rockwell will retain full power and authority with respect to the amendment and termination of the Rockwell Nonqualified Pension Plans to the extent permitted by law. From and after the Time of Distribution, none of Rockwell or the Rockwell Subsidiaries, the Affiliates of any thereof or the Rockwell Nonqualified Pension Plans will have any Liabilities with respect to benefits and entitlements of Conexant Participants under the Rockwell Nonqualified Pension Plans, except with respect to benefits accrued under the Rockwell Nonqualified Pension Plans prior to the Time of Distribution.

         Section 3.04 Conexant VERP. As of the Time of Distribution, the Company will have established, and will cover Conexant Employees who (i) receive a written offer to retire early from employment with the Company and (ii) accept such offer to retire early from employment with the Company under, a voluntary early retirement program in the form of a nonqualified defined benefit pension plan (the "Conexant VERP"). The Company and Rockwell acknowledge that the benefit to be provided to each Conexant Employee covered by the Conexant VERP will equal the difference between (a) the pension benefit which such Conexant Employee would be entitled to receive under the Rockwell Pension Plan, calculated under the benefit formula provided for under the Rockwell Pension Plan as if such Conexant Employee had an additional five years of age and an additional five years of service on December 15, 1998, minus (b) the pension benefit which such Conexant Employee is entitled to receive under the Rockwell Pension Plan (as determined under Section 3.01). From and after the Time of Distribution, none of Rockwell or the Rockwell Subsidiaries or their Affiliates will have any Liabilities with respect to the Conexant VERP. Rockwell and the Company will cooperate in making all appropriate filings required by law, implementing all appropriate communications with participants, exchanging and sharing appropriate records and taking such other actions as may be necessary or appropriate to implement the provisions of this Section 3.04.

         Section 3.05 U.K. Pension Plan. (a) Effective as of the Time of Distribution, the Conexant Employees who participated in the Rockwell U.K. Pension Plan immediately prior to the Time of Distribution will cease to accrue service credits for benefit, benefit eligibility, vesting, and all other purposes under the Rockwell U.K. Pension Plan and will have the right to receive such Conexant Employee's benefit, if any, payable at normal retirement age under the Rockwell U.K. Pension Plan accrued as of the Time of Distribution in accordance with the terms of the Rockwell U.K. Pension Plan; provided, however, that, effective as of the Time of Distribution, Conexant Employees who participated in the Rockwell U.K. Pension Plan immediately prior to the Time of Distribution will have a nonforfeitable right to such benefit, if any, under the Rockwell U.K. Pension Plan. Notwithstanding anything to the contrary contained herein, no provision of this Agreement shall be construed to provide any Conexant Employee additional credit for purposes of determining eligibility for any early retirement benefit under the Rockwell U.K. Pension Plan. None of the Company or the Company Subsidiaries, or the Affiliates of any thereof will have or acquire any interest in or right to any of the assets of the Rockwell U.K. Pension Plan, and Rockwell will retain full power and authority with respect to the amendment and termination of the Rockwell U.K. Pension Plan and the investment and disposition of assets held in the Rockwell U.K. Pension Plan to the extent permitted by law. From and after the Time of Distribution, none of Rockwell or the Rockwell Subsidiaries, the Affiliates of any thereof, the Rockwell U.K. Pension Plan or the trust thereunder will have any Liabilities with respect to benefits and entitlements of Conexant

Participants under the Rockwell U.K. Pension Plan, except with respect to benefits accrued under the Rockwell U.K. Pension Plan prior to the Time of Distribution.

         (b) The Company and Rockwell will cooperate in making all appropriate filings required under applicable laws, implementing all appropriate communications with participants, exchanging and sharing appropriate records and taking such other actions as may be necessary or appropriate to implement the provisions of this Section 3.05.

         Section 3.06 German Stand-Alone Pension Plan. Effective as of the Time of Distribution, the Company will or will cause one or more Company Subsidiaries to (i) assume and adopt sponsorship of the Rockwell International GmbH, Martinsried-Munchen, as amended through the Time of Distribution (the "German Stand-Alone Pension Plan"), and all Liabilities related thereto, and (ii) fully perform, pay and discharge all of the Pre-Distribution Group's Liabilities with respect to the German Stand-Alone Pension Plan. From and after the Time of Distribution, none of Rockwell or the Rockwell Subsidiaries or their Affiliates will have any Liabilities with respect to the German Stand-Alone Pension Plan. Rockwell and the Company will take, or cause to be taken, all such action as may be necessary or appropriate to establish, effective as of the Time of Distribution, the Company and the Company Subsidiaries as successors to Rockwell and the Rockwell Subsidiaries as to all rights, duties and Liabilities under, or with respect to, the German Stand-Alone Pension Plan. Rockwell and the Company will cooperate in making all appropriate filings required by law, implementing all appropriate communications with participants, transferring appropriate records, replacing any trustees under the German Stand-Alone Pension Plan with trustees designated by the Company and taking all other actions as may be necessary or appropriate to implement the provisions of this Section 3.06.


                                   ARTICLE IV

                                  SAVINGS PLANS

         Section 4.01 U.S. Savings Plan. (a) As of the Time of Distribution, the Company will have established, and will cover the Conexant Employees who participated in the Rockwell Savings Plan immediately prior to the Time of Distribution under, a defined contribution plan (the "Conexant Savings Plan"), which will be qualified pursuant to Sections 401(a) and 401(k) of the Code, and will have established a related trust which shall be exempt from taxation under Section 501(a) of the Code. The Conexant Savings Plan will credit each Conexant Employee for purposes of vesting and eligibility with all service which had been credited to such Conexant Employee for such purposes under the Rockwell Savings Plan immediately prior to the Time of Distribution (excluding any such service which was not counted under the Rockwell Savings Plan by operation of its "break in service" rules).

         (b) Effective as of the Time of Distribution, Conexant Employees who participated in the Rockwell Savings Plan immediately prior to the Time of Distribution will be treated as terminated, fully vested participants under the Rockwell Savings Plan, except that they will not be treated as having terminated employment for purposes of entitlement to distributions or the repayment of outstanding loans solely as a result of becoming Conexant Employees. Effective as of the Time of Distribution, Conexant Employees will cease to be eligible to contribute to, or receive contributions in respect of, their Rockwell Savings Plan accounts. None of the Company or the Company Subsidiaries, the Affiliates of any thereof, the Conexant Savings Plan or the trust thereunder will have or acquire any interest in or right to any of the assets of the Rockwell Savings Plan, and Rockwell will retain full power and authority with respect to the amendment and termination of the Rockwell Savings Plan and the investment and disposition of assets held in the Rockwell Savings Plan to the extent permitted by law. From and after the Time of Distribution, none of Rockwell or the Rockwell Subsidiaries, the Affiliates of any thereof, the Rockwell Savings Plan or the trust thereunder will have any Liabilities with respect to benefits and entitlements of Conexant Participants under the Rockwell Savings Plan, except with respect to benefits accrued under the Rockwell Savings Plan prior to the Time of Distribution.

         (c) The Company and Rockwell will cooperate in making all appropriate filings required under the Code or ERISA, the regulations thereunder and any other applicable laws, implementing all appropriate communications with participants, exchanging and sharing appropriate records and taking all other actions as may be necessary or appropriate to implement the provisions of this
Section 4.01.

         Section 4.02 Newport Beach Savings Plan.

         (a) Effective as of the Time of Distribution, Rockwell will cause each Conexant Participant who participated in the Rockwell Newport Beach Savings Sub-Plan immediately prior to the Time of Distribution to have a fully nonforfeitable right to such person's account balances, if any, under the Rockwell Newport Beach Savings Sub-Plan. As of the Time of Distribution, the Company will extend coverage under a new defined contribution plan (the "Conexant Newport Beach Savings Plan") to the Conexant Participants who have account balances under the Rockwell Newport Beach Savings Sub-Plan as of the Time of Distribution. The Conexant Newport Beach Savings Plan will credit each Conexant Participant for purposes of vesting and eligibility with all service which had been credited to such Conexant Participant for such purposes under the Rockwell Newport Beach Savings Sub-Plan immediately prior to the Time of Distribution (excluding any such service which was not counted under the Rockwell Newport Beach Savings Sub-Plan by operation of its "break in service" rules). As soon as practicable following (i) the Time of Distribution, (ii) the establishment of the Conexant Newport Beach Savings Plan and (iii) the receipt by the Company of a favorable determination letter issued by the Internal Revenue Service for the Conexant Newport Beach Savings Plan or an opinion of counsel of the Company reasonably satisfactory to Rockwell opining that the Conexant Newport Beach Savings Plan is qualified under Section 401(a) of the Code, Rockwell shall cause to be transferred from the trust for the Rockwell Newport Beach Savings Sub-Plan to the trust for the Conexant Newport Beach Savings Plan an amount in cash or in kind (as determined by Rockwell) equal to the aggregate account balances of Conexant Participants who have account balances under the Rockwell Newport Beach Savings Sub-Plan at the Time of Distribution determined in accordance with the procedures and methods of valuation set forth in the Rockwell Newport Beach Savings Sub-Plan; provided, that to the extent any Conexant Participant owes any amount to the Rockwell Newport Beach Savings Sub-Plan pursuant to the terms of a loan from the Rockwell Newport Beach Savings Sub-Plan to such Conexant Participant, an in-kind transfer of such loan shall be made in lieu of a transfer of cash. From and after the date of such transfer, the Company shall cause the Conexant Newport Beach Savings Plan to assume the obligations of the Rockwell Newport Beach Savings Sub-Plan with respect to the benefits so transferred. Rockwell shall cause the transfers contemplated pursuant to this Section 4.02 to be made in compliance with the provisions of the

Rockwell Newport Beach Savings Sub-Plan and applicable law (including, without limitation, Treasury Regulation 1.411(d)-4).

         (b) The Company and Rockwell will cooperate in making all appropriate filings required under the Code or ERISA, the regulations thereunder and any other applicable laws, implementing all appropriate communications with participants, exchanging and sharing appropriate records and taking all other actions as may be necessary or appropriate to implement the provisions of this
Section 4.02.

         Section 4.03 Rockwell El Paso Savings Sub-Plan.

         (a) Effective as of the Time of Distribution, Rockwell will cause each Conexant Participant who participated in the Rockwell El Paso Savings Sub-Plan immediately prior to the Time of Distribution to have a fully nonforfeitable right to such person's account balances, if any, under the Rockwell El Paso Savings Sub-Plan. As of the Time of Distribution, the Company will extend coverage under the Conexant Savings Plan to the Conexant Participants who are eligible to participate under the Rockwell El Paso Savings Sub-Plan as of the Time of Distribution. The Conexant Savings Plan will credit each Conexant Participant for purposes of vesting and eligibility with all service which had been credited to such Conexant Participant for such purposes under the Rockwell El Paso Savings Sub-Plan immediately prior to the Time of Distribution (excluding any such service which was not counted under the Rockwell El Paso Savings Sub-Plan by operation of its "break in service" rules). As soon as practicable following (i) the Time of Distribution, (ii) the establishment of the Conexant Savings Plan and (iii) the receipt by the Company of a favorable determination letter issued by the Internal Revenue Service for the Conexant Savings Plan or an opinion of counsel of the Company reasonably satisfactory to Rockwell opining that the Conexant Plan is qualified under Section 401(a) of the Code, Rockwell shall cause to be transferred from the trust for the Rockwell El Paso Savings Sub-Plan to the trust for the Conexant El Paso Savings Plan an amount in cash or in kind (as determined by Rockwell) equal to the aggregate account balances of Conexant Participants who have account balances under the Rockwell El Paso Savings Sub-Plan at the Time of Distribution determined in accordance with the procedures and methods of valuation set forth in the Rockwell El Paso Savings Sub-Plan; provided, that to the extent any Conexant Participant owes any amount to the Rockwell El Paso Savings

Sub-Plan pursuant to the terms of a loan from the Rockwell El Paso Savings Sub-Plan to such Conexant Participant, an in-kind transfer of such loan shall be made in lieu of a transfer of cash. From and after the date of such transfer, the Company shall cause the Conexant Savings Plan to assume the obligations of the Rockwell El Paso Savings Sub-Plan with respect to the benefits so transferred. Rockwell shall cause the transfers contemplated pursuant to this
Section 4.03 to be made in compliance with the provisions of the Rockwell El Paso Savings Sub-Plan and applicable law (including, without limitation, Treasury Regulation 1.411(d)-4).

         (b) The Company and Rockwell will cooperate in making all appropriate filings required under the Code or ERISA, the regulations thereunder and any other applicable laws, implementing all appropriate communications with participants, exchanging and sharing appropriate records and taking all other actions as may be necessary or appropriate to implement the provisions of this
Section 4.03.

         Section 4.04 Nonqualified Savings Plans. Rockwell will retain all Liabilities for and will pay when due all benefits accrued as of the Time of Distribution by, and attributable to, Conexant Employees under the Rockwell International Corporation Supplemental Savings Plan for Highly Compensated Employees and the Rockwell International Corporation Excess Benefit Savings Plan, in each case as amended through the Time of Distribution (collectively, the "Rockwell Nonqualified Savings Plans"). From and after the Time of Distribution, none of Rockwell or the Rockwell Subsidiaries, the Affiliates of any thereof or the Rockwell Nonqualified Savings Plans will have any Liabilities with respect to benefits and entitlements of Conexant Employees under the Rockwell Nonqualified Savings Plans, except with respect to benefits accrued (including earnings thereon) under the Rockwell Nonqualified Savings Plans prior to the Time of Distribution. Rockwell will retain full power and authority with respect to the amendment and termination of the Rockwell Nonqualified Savings Plans to the extent permitted by law.

                                    ARTICLE V

                                   STOCK PLANS

         Section 5.01 Stock Plans.

         (a) Rockwell and the Company will take all action necessary or appropriate so that each Rockwell Option held by a Conexant Employee that is outstanding as of the Time of Distribution shall be and become a Conexant Option pursuant to the equitable adjustment provisions of the applicable Rockwell Stock Plan under which such Rockwell Option was granted. The per-share exercise price of such Conexant Option will equal the per-share exercise price of such Rockwell Option being replaced immediately prior to the Time of Distribution, multiplied by the Conexant Option Ratio. The number of shares of Conexant Common Stock subject to the Conexant Option will equal the number of shares subject to such Rockwell Option being replaced immediately prior to the Time of Distribution, multiplied by the reciprocal of the Conexant Option Ratio, and, if any resultant fractional share of Conexant Common Stock exists, rounded down to the nearest whole share, without any payment for such fractional share. Such Conexant Option will otherwise have substantially the same terms and conditions as the corresponding Rockwell Option being replaced, except as provided in Section 5.01(d) and except that references to Rockwell will be changed to refer to the Company and references to any of the Rockwell Stock Plans will be changed to refer to the Conexant 1998 Stock Option Plan.

         (b) Rockwell and the Company will take all action necessary or appropriate so that each Rockwell Split Option held by any person (other than a Conexant Employee) that is outstanding as of the Time of Distribution shall be adjusted pursuant to the equitable adjustment provisions of the applicable Rockwell Stock Plan under which such Rockwell Split Option was granted so that the per-share exercise price of such Rockwell Split Option will equal the per-share exercise price of such Rockwell Split Option immediately prior to the Time of Distribution and prior to such adjustment, multiplied by the Rockwell Option Ratio, subject to the provisions of Section 5.01(c). The number of shares subject to the adjusted Rockwell Split Option will equal the number of shares subject to such Rockwell Split Option immediately prior to the Time of Distribution. Such adjusted Rockwell Split Option will otherwise have the same terms and conditions as those in effect prior to the adjustment, except as provided in Section 5.01(e). In addition, each person (other than a Conexant Employee) holding a Rockwell Split Option will receive a Conexant Option pursuant to the equitable adjustment provisions of the applicable Rockwell Stock Plan under which such Rockwell Split Option was granted. The number of shares of Conexant Common Stock subject to such Conexant Option will equal one-half the number of shares subject to such Rockwell Split Option immediately prior to the Time of Distribution, and, if any resultant fractional share of Conexant Common Stock exists, rounded down to the nearest whole share, without any payment for such fractional share. Subject to the provisions of Section 5.01(c), the Conexant Option will have a per-share exercise price equal to (i) the Average Price of Conexant Common Stock, minus
(ii) the amount obtained by dividing the Conexant Option Spread of such Conexant Option by the number of shares of Conexant Common Stock subject to such Conexant Option. Such Conexant Option will otherwise have substantially the same terms and conditions as the corresponding Rockwell Split Option being adjusted, except as provided in Section 5.01(d) and except that references to Rockwell will be changed to refer to the Company and references to any of the Rockwell Stock Plans will be changed to refer to the Conexant 1998 Stock Option Plan.

         (c) Notwithstanding anything to the contrary contained herein, if the per-share exercise price of the Conexant Option determined in accordance with
Section 5.01(b) results in a price less than $1.00, the per-share exercise price of such Conexant Option shall be deemed to be $1.00 and the per-share exercise price of the corresponding Rockwell Split Option shall be determined in accordance with this Section 5.01(c). In such case, the per-share exercise price of the Rockwell Split Option will be adjusted to equal (i) the Ex-Distribution Average Price of Rockwell Common Stock, minus (ii) the amount obtained by dividing the Ex-Distribution Rockwell Option Spread of such Rockwell Split Option by the number of shares of Rockwell Common Stock subject to such Rockwell Split Option.

         (d) Any Conexant Option received by a holder pursuant to the adjustments to such holder's Rockwell Option provided for in this Agreement that would otherwise by its terms expire after the Time of Distribution and on or before March 31, 1999 shall not expire until April 30, 1999.

         (e) Any Rockwell Option (as adjusted pursuant to the provisions of this Agreement) granted after March 1, 1989 that would otherwise by its terms expire after the Time of Distribution and before January 31, 1999 shall not expire until January 31, 1999.


                                   ARTICLE VI

                        OTHER EMPLOYEE PLANS AND MATTERS

         Section 6.01 Welfare Plans. (a) As of the Time of Distribution, the Company and the Company Subsidiaries will have established or assumed, and will cover Conexant Participants under, Welfare Plans and other employee welfare benefit and fringe benefit arrangements (collectively, "Conexant Welfare Plans") that are comparable in the aggregate to the Welfare Plans and other employee welfare benefit and fringe benefit arrangements maintained by Rockwell and its Subsidiaries (including members of the Company Group) immediately prior to the Time of Distribution ("Rockwell Welfare Plans") for the benefit of Conexant Participants, with such changes or amendments thereto as the Company may deem appropriate.

         (b) The Conexant Welfare Plans will provide for the immediate participation of those Conexant Participants who participated in the Rockwell Welfare Plans immediately prior to the Time of Distribution. The Conexant Welfare Plans will credit each Conexant Participant for all Conexant Welfare Plan purposes with all service and any other item which had been credited to or otherwise accumulated for the benefit of such Conexant Participant under the Rockwell Welfare Benefit Plans immediately prior to the Time of Distribution, including service credited toward any waiting periods and amounts credited toward any medical or health insurance deductible or co-payment. Without limiting the generality of the foregoing, each Conexant Welfare Plan, to the extent applicable: (i) will recognize all amounts applied to deductibles, co-payments, out-of-pocket maximums and lifetime maximum benefits with respect to Conexant Participants under the corresponding Rockwell Welfare Plan for the plan year that includes the Time of Distribution and for prior periods (if applicable); (ii) will recognize all service credited to waiting periods with respect to Conexant Participants under the corresponding Rockwell Welfare Plan;
(iii) will not impose any limitations on coverage of pre-existing conditions of Conexant Participants except to the extent such limitations applied to such Conexant Participants under the corresponding Rockwell Welfare Plan immediately before such Conexant Welfare Plan became effective; and (iv) will not impose any other conditions

(such as proof of good health, evidence of insurability or a requirement of a physical examination) upon the participation by Conexant Participants who were participating in the corresponding Rockwell Welfare Plan immediately before such Conexant Welfare Plan became effective.

         (c) The Company and the Company Subsidiaries will credit each Conexant Employee with the unused vacation days and personal and sickness days accrued in accordance with the vacation and personnel policies and labor agreements of Rockwell and its Subsidiaries (including members of the Company Group) applicable to such employees in effect immediately prior to the Time of Distribution.

         (d) From and after the Time of Distribution, except as specifically set forth in this Agreement, the Company and the Company Subsidiaries will assume or retain, as the case may be, and will be solely responsible for and will fully perform, pay and discharge, all Liabilities in respect of Conexant Participants (and claims by or relating to Conexant Participants) with respect to employee welfare and fringe benefits (including, without limitation, medical, dental, life, travel, accident, short- and long-term disability, hospitalization, workers' compensation and other insurance benefits), whether under the Rockwell Welfare Plans, the Conexant Welfare Plans or otherwise, whether incurred, or arising in connection with incidents occurring, before, at or after the Time of Distribution and whether any claim is made with respect thereto before, at or after the Time of Distribution. Without limiting the generality of the foregoing, from and after the Time of Distribution, the Company and the Company Subsidiaries (or where appropriate, the Conexant Welfare Plans) will assume, will be solely responsible for and will fully perform, pay and discharge all Liabilities in respect of Conexant Participants (and claims by or relating to Conexant Participants) with respect to retiree health and welfare benefits and retiree life insurance benefits, whether under the Rockwell Welfare Plans, the Conexant Welfare Plans or otherwise, whether incurred, or arising in connection with incidents occurring, before, at or after the Time of Distribution and whether any claim is made with respect thereto before, at or after the Time of Distribution.

         (e) From and after the Time of Distribution, except as specifically set forth in this Agreement, Rockwell and the Rockwell Subsidiaries will assume or retain, as the case may be, and will be solely responsible for and will fully perform, pay and discharge, all Liabilities in respect of Rockwell Participants (and claims by or relating to Rockwell Participants) with respect to employee welfare and fringe benefits (including, without limitation, medical, dental, life, travel, accident, short- and long-term disability, hospitalization, workers' compensation and other insurance benefits), whether under the Rockwell Welfare Plans or otherwise, whether incurred, or arising in connection with incidents occurring, before, at or after the Time of Distribution and whether any claim is made with respect thereto before, at or after the Time of Distribution. Without limiting the generality of the foregoing, from and after the Time of Distribution, Rockwell and the Rockwell Subsidiaries (or where appropriate, the Rockwell Welfare Plans) will assume or retain, as the case may be, will be solely responsible for and will fully perform, pay and discharge all Liabilities in respect of Rockwell Participants (and claims by or relating to Rockwell Participants) with respect to retiree health and welfare benefits and retiree life insurance benefits, whether under the Rockwell Welfare Plans or otherwise, whether incurred before, at or after the Time of Distribution and whether any claim is made with respect thereto before, at or after the Time of Distribution.

         (f) The Company and Rockwell will cooperate in making all appropriate filings required by law, implementing all appropriate communications with participants, exchanging and sharing appropriate records and taking such other actions as may be necessary or appropriate to implement the provisions of this
Section 6.01.

         Section 6.02 Long-Term Incentive Plan and Incentive Compensation Plans. Effective as of the Time of Distribution, the Company hereby assumes and agrees to fully perform, pay and discharge all Liabilities (including, but not limited to, liability for earned but unpaid incentive payments) for, due to and/or attributable to Conexant Participants under the Rockwell International Business Unit Long-Term Incentive Plan (the "LTIP"), the Incentive Compensation Plan and all other long-term and annual incentive compensation plans of Rockwell and its Subsidiaries (including members of the Company Group) in effect at or prior to the Time of Distribution. Rockwell and the Company will cooperate in taking all actions necessary or appropriate to adjust the performance goals and other terms and conditions of awards under the LTIP and such other incentive compensation plans for performance periods that begin before and end after the Distribution Date as appropriate to reflect the Distribution. From and after the Time of Distribution, none of Rockwell or the Rockwell Subsidiaries or their Affiliates will have any Liabilities with respect to benefits of Conexant Participants under the LTIP, the Incentive Compensation Plan and such other incentive compensation plans. Rockwell and the Company will cooperate in making all appropriate filings required by law, implementing all appropriate communications with participants, exchanging and sharing appropriate records and taking all other actions as may be necessary or appropriate to implement the provisions of this Section 6.02.

         Section 6.03 Deferred Compensation Plans. Effective as of the Time of Distribution, the Company hereby assumes and agrees to fully perform, pay and discharge all Liabilities (including but not limited to the obligation to pay when due all benefits accrued and not paid as of the Time of Distribution) for, due to and/or attributable to Conexant Participants under the Rockwell International Corporation Deferred Compensation Plan (the "Rockwell Deferred Compensation Plan"), as in effect immediately prior to the Time of Distribution. From and after the Time of Distribution, none of Rockwell or the Rockwell Subsidiaries or their Affiliates will have any Liabilities with respect to benefits of Conexant Participants under the Rockwell Deferred Compensation Plan. Rockwell and the Company will cooperate in making all appropriate filings required by law, implementing all appropriate communications with participants, exchanging and sharing appropriate records and taking all other actions as may be necessary or appropriate to implement the provisions of this Section 6.03.

         Section 6.04 Severance Pay. (a) Rockwell and the Company acknowledge and agree that the transactions contemplated by the Transaction Agreements will not constitute a severance of employment of any Conexant Employee or Rockwell Employee prior to or as a result of the transactions contemplated thereby, and that individuals who, in connection with the Distribution, become Conexant Employees or Rockwell Employees pursuant to this Agreement will not be deemed to have experienced a termination, layoff or severance of employment from Rockwell and its Subsidiaries (including members of the Company Group), in each case for purposes of any policy, plan, program or agreement of Rockwell or any of its Subsidiaries (including members of the Company Group) that provides for the payment of severance, salary continuation or similar benefits.

         (b) The Company and the Company Subsidiaries will assume or retain (as applicable) and be solely responsible for, and will fully perform, pay and discharge, all Liabilities in connection with claims made by or on behalf of Conexant Participants in respect of severance pay, salary continuation and similar obligations relating to the termination or alleged termination (whether voluntary or involuntary) of any such person's employment, whether such termination or alleged termination occurred before, at or after the Time of Distribution and whether any claim is made with respect thereto before, at or after the Time of Distribution (whether or not such claim is based on any severance policy, agreement, arrangement or program which may exist or arise under any contract, employment agreement or collective bargaining agreement or under any Federal, state, local, provincial or foreign law).

         (c) Rockwell and the Rockwell Subsidiaries will assume or retain (as applicable) and be solely responsible for, and will fully perform, pay and discharge, all Liabilities in connection with claims made by or on behalf of Rockwell Participants in respect of severance pay, salary continuation and similar obligations relating to the termination or alleged termination (whether voluntary or involuntary) of any such person's employment, whether such termination or alleged termination occurred before, at or after the Time of Distribution and whether any claim is made with respect thereto before, at or after the Time of Distribution (whether or not such claim is based on any severance policy, agreement, arrangement or program which may exist or arise under any contract, employment agreement or collective bargaining agreement or under any Federal, state, local, provincial or foreign law).

         Section 6.05 Employment, Consulting and Other Employee Related Agreements. Effective as of the Time of Distribution, the Company will or will cause one or more Company Subsidiaries to assume or retain (as applicable) all Liabilities relating to Conexant Participants under their respective employment, consulting, separation, agreements to arbitrate, and other employee related agreements with any member of the Pre-Distribution Group, as the same are in effect immediately prior to the Time of Distribution. Effective as of the Time of Distribution, Rockwell will or will cause one or more Rockwell Subsidiaries to assume or retain (as applicable) all Liabilities relating to Rockwell Participants under their respective employment, consulting, separation, agreements to arbitrate, and other employee related agreements with any member of the Pre-Distribution




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


Group, as the same are in effect immediately prior to the Time of Distribution.

         Section 6.06 Rockwell VEBA and CLIR Fund. As of and after the Time of Distribution, Rockwell will retain all assets of and related to (i) the Trust for Employee Welfare Benefit Programs of Rockwell International Corporation and
(ii) the Rockwell Continued Life Insurance Reserve Fund.

         Section 6.07 Other Liabilities. (a) From and after the Time of Distribution, except as specifically set forth in this Agreement, the Company and the Company Subsidiaries will assume or retain, as the case may be, and be solely responsible for, and will fully perform, pay and discharge, all Liabilities in respect of Conexant Participants arising out of or relating to employment by any member of the Pre-Distribution Group, whether pursuant to benefit plans or otherwise and whether such Liabilities arose before, at or after the Time of Distribution or any claim is made with respect thereto before, at or after the Time of Distribution. From and after the Time of Distribution, except as specifically set forth in this Agreement, Rockwell and the Rockwell Subsidiaries will assume or retain, as the case may be, and be solely responsible for, and will fully perform, pay and discharge, all Liabilities in respect of Rockwell Participants arising out of or relating to employment by any member of the Pre-Distribution Group, whether pursuant to benefit plans or otherwise and whether such Liabilities arose before, at or after the Time of Distribution or any claim is made with respect thereto before, at or after the Time of Distribution.

         (b) The Company shall be solely responsible for and shall pay when due any and all direct or indirect Liabilities based upon, arising out of, relating to or otherwise in connection with any differences between employee benefits provided to Conexant Participants by any member of the Pre-Distribution Group prior to the Time of Distribution and employee benefits provided to Conexant Participants by any member of the Company Group after the Time of Distribution, including, without limitation, all Liabilities arising out of claims made by any Conexant Participant based upon, arising out of, relating to or otherwise in connection with a change in benefits provided to such Conexant Participant after the Time of Distribution, whether or not such Liabilities are asserted against, imposed on or incurred by any member of the Company Group or any member of the Rockwell Group.




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


                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01 Indemnification. All Liabilities retained or assumed by or allocated to the Company or any Company Subsidiary pursuant to this Agreement will be deemed to be Semiconductor Liabilities (as defined in the Distribution Agreement), and all Liabilities retained or assumed by or allocated to Rockwell or any Rockwell Subsidiary pursuant to this Agreement will be deemed to be Liabilities of Rockwell which do not constitute such Semiconductor Liabilities, and, in each case, will be subject to the indemnification provisions set forth in Article IV of the Distribution Agreement.

         Section 7.02 Sharing of Information. Each of Rockwell and the Company will, and will cause each of their respective Subsidiaries to, provide to the other all such Information in its possession as the other may reasonably request to enable the requesting party to administer its employee benefit plans and programs, and to determine the scope of, and fulfill, its obligations under this Agreement. Such Information will, to the extent reasonably practicable, be provided in the format and at the times and places requested, but in no event will the party providing such Information be obligated to incur any direct expense not reimbursed by the party making such request, nor to make such Information available outside its normal business hours and premises. The right of the parties to receive Information hereunder will, without limiting the generality of the foregoing, extend to any and all reports, and the data underlying such reports. Any Information shared or exchanged pursuant to this Agreement will be subject to the same confidentiality requirements set forth in the Distribution Agreement.

         Section 7.03 Entire Agreement; Construction. This Agreement, the Distribution Agreement and the other Ancillary Agreements, including any annexes, schedules and exhibits hereto or thereto, and other agreements and documents referred to herein and therein, will together constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and will supersede all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, with respect to such subject matter. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there is a




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


conflict between the provisions of this Agreement and the provisions of the Distribution Agreement, the provisions of this Agreement will control.

         Section 7.04 Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement will remain in full force and effect and survive the Time of Distribution.

         Section 7.05 Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

         Section 7.06 Notices. All notices, requests, claims, demands and other communications required or permitted to be given hereunder will be in writing and will be delivered by hand or telecopied or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and will be deemed given when so delivered by hand or telecopied, or three business days after being so mailed (one business day in the case of express mail or overnight courier service). All such notices, requests, claims, demands and other communications will be addressed as set forth in Section 6.05 of the Distribution Agreement, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

         Section 7.07 Amendments. This Agreement cannot be amended, modified or supplemented except by a written agreement executed by Rockwell and the Company.

         Section 7.08 Assignment. Neither party to this Agreement will convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party in its sole and absolute discretion, except that any party may (without obtaining any consent) assign any of its rights hereunder to a successor to all or any part of its business. Any such conveyance, assignment or transfer requiring the prior written consent of another party which is made without such consent will be void ab initio. No assignment of this Agreement will relieve the assigning party of its obligations hereunder.

         Section 7.09 Captions; Currency. The article, section and paragraph captions herein and the table of contents hereto are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Unless otherwise specified, all references herein to numbered articles or sections are to articles and sections of this Agreement and all references herein to schedules are to schedules to this Agreement. Unless otherwise specified, all references contained in this Agreement, in any schedule referred to herein or in any instrument or document delivered pursuant hereto to dollars will mean United States Dollars.

         Section 7.10 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby. If the economic or legal substance of the transactions contemplated hereby is affected in any manner adverse to any party as a result thereof, the parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

         Section 7.11 Parties in Interest. This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any Person not a party hereto, and no Person other than the parties hereto or their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by reason of this Agreement. No provision of this Agreement will be construed (a) to limit the right of Rockwell, any Rockwell Subsidiary, the Company or any Company Subsidiary to amend any plan or terminate any plan, or (b) to create any right or entitlement whatsoever in any employee, former employee or beneficiary including, without limitation, a right to continued employment or to any benefit under a plan or any other benefit or compensation.

         Section 7.12 Schedules. All schedules attached hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Capitalized terms used in the schedules hereto but not otherwise defined therein will have the respective meanings assigned to such terms in this Agreement.

         Section 7.13 Termination. This Agreement may be terminated and the Distribution abandoned at any time prior to the Time of Distribution by and in the sole discretion of the Rockwell Board without the approval of the Company or of Rockwell's shareowners. In the event of such termination, no party will have any liability of any kind to any other party on account of such termination.

         Section 7.14 Change of Name. On or promptly after the Distribution Date, the Company will take such actions as may be required to change the names of all employee benefit plans sponsored or maintained by it or its Affiliates to eliminate therefrom any reference to "Rockwell", "Rockwell International", "Collins" or any derivative thereof.

         Section 7.15 Waivers; Remedies. No failure or delay on the part of either Rockwell or the Company in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of either Rockwell or the Company of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

         Section 7.16 Counterparts. This Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.

         Section 7.17 Performance. Each party will cause to be performed and hereby guarantees the performance of all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such party.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first hereinabove written.

                                  ROCKWELL INTERNATIONAL CORPORATION


                                  By: /s/ William J. Calise, Jr.
                                     -------------------------------------
                                      William J. Calise, Jr.
                                      Senior Vice President, General
                                        Counsel and Secretary


                                  CONEXANT SYSTEMS, INC.


                                  By: /s/ Dwight W. Decker
                                     -------------------------------------
                                      Dwight W. Decker
                                      Chairman and Chief Executive
                                        Officer





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